                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                 ------------

                                   FORM 8-K

                                 ------------

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 26, 2000

                          CFW COMMUNICATIONS COMPANY
              (Exact Name of Registrant as Specified in Charter)

     Virginia                   0-16751                  54-1443350
(State of Incorporation) (Commission File Number)      (IRS Employer
                                                     Identification No.)

                                P. O. Box 1990
                          Waynesboro, Virginia 22980
                   (Address of principal executive offices)

                                (540) 946-3500
             (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 26, 2000, CFW Communications Company ("CFW") closed its acquisition of PrimeCo's PCS licenses, assets and operations in the Richmond and Hampton Roads areas of Virginia. The purchase price consisted of a cash payment of $408.6 million to PrimeCo PCS, the assumption of $20 million in lease obligations, and transfer of the analog assets and licenses of CFW's analog cellular properties in Harrisonburg, Staunton and Waynesboro, Virginia. CFW will continue to provide digital communications services and products in these markets.

     In support of the acquisition, Welsh, Carson, Anderson & Stowe ("WCAS") has invested a total of $200 million and affiliates of Morgan Stanley Dean Witter have invested $25 million in newly issued preferred equity in the company. WCAS has also committed to purchase an additional $25 million of preferred equity in CFW. In connection with the WCAS investment, on July 11, 2000, CFW amended its Rights Agreement dated February 26, 2000, between CFW and Registrar and Transfer Company, as Rights Agent.

     In addition to the equity investments, CFW has completed $700 million in debt financing, including $280 million of Senior Notes, $95 million in Subordinated Notes and a $325 million Senior Credit Facility. From the Senior Credit Facility, $150 million was borrowed at closing. The remaining $175 million is available to support the continued buildout of the combined communications network. Proceeds from these debt offerings were used to complete funding of the acquisition of PrimeCo PCS operations and refinance certain debt of both CFW and the Virginia and West Virginia PCS Alliances.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

           Audited financial statements and unaudited interim financial statements of PrimeCo Personal Communications, L.P., Richmond Major Trading Area, also referred to as Richmond-Norfolk PCS (incorporated herein by reference to Exhibit 99.4.2 of CFW's Form 8-K filed on July 10, 2000).

     (b)  Pro Forma Financial Information.

           Unaudited pro forma consolidated financial information of CFW Communications Company.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma consolidated financial information has been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this document. The pro forma adjustments give effect to:

     . the issuance of 3.7 million shares of our common stock for all of the stock of R&B Communications. This merger has been accounted for using the purchase method of accounting.

     . the acquisition of Richmond-Norfolk PCS for cash of $407.3 million, our 22% limited partnership interest in RSA 5, the analog assets and operations of RSA 6 and the assumption of $20.0 million of lease obligations. This acquisition has been accounted for using the purchase method of accounting.

     . the increase in our common ownership in the Virginia Alliance and West Virginia Alliance of 70.3% and 34.3%, respectively, and the subsequent consolidation (entities were previously accounted for on the equity method) due to:

          -- our merger with R&B Communications, which owns approximately 20.8% and 34.3% of the common interests of the Virginia Alliance and the West Virginia Alliance, respectively;

          -- the Virginia Alliance's redemption of its Series A preferred membership interests for $16.8 million; and

          -- the conversion by us and R&B Communications of our respective Series B preferred membership interests in the Virginia Alliance into common interests.

          The increase in our common ownership interests in the Alliances has been accounted for as a step acquisition.

     . the sale of the capital stock of CFW Information Services Inc., the provider of our directory assistance services.

     . the adjustment to rental expense, depreciation expense and the amortization of deferred gain associated with the sale and leaseback of certain communications tower sites.

     . the like-kind exchange of certain WCS licenses for certain AT&T PCS licenses, which has no effect on the pro forma balance sheet or statement of operations.

     . the sale of $375 million of debt securities in a private placement and the closing of a new senior credit facility.

     . the sale of our Series B, Series C and Series D Preferred Stock for gross proceeds of $250.0 million.

     . the repayment of substantially all of our existing indebtedness and that of the Alliances.

     .    the payment of fees and expenses related to the Transactions.

     The term "Transactions" refers to:

     . the issuance and sale of $375 million of debt securities in a private placement;

     .    the anticipated borrowings under the new senior credit facility;

     .    the repayment of our existing senior indebtedness;

     . the sale and issuance of our Series B, Series C and Series D Preferred Stock;

     .    our acquisition of Richmond-Norfolk, PCS;

     .  our merger with R&B Communications;

     . our acquisition of PCS licenses from AT&T and disposition of WCS licenses to AT&T;

     .  our consolidation of the Virginia Alliance and the West Virginia
        Alliance;

     .  our dispositions of RSA 5 and RSA 6; and

     .  our disposition of our directory assistance operations.

     Our unaudited pro forma consolidated balance sheet as of March 31, 2000 has been prepared as if the Transactions had occurred on that date. The unaudited pro forma consolidated statements of operations for the periods presented give effect to the Transactions as if they had occurred January 1, 1999. The adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material.

     The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

     The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this document.

                          CFW COMMUNICATIONS COMPANY

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             as of March 31, 2000
                                (in thousands)

                                                                      Acquisitions
                                                       ------------------------------------------
                                                  Richmond -                                    West
                                                  ----------                                    ----
                                                   Norfolk                      Virginia      Virginia                         Pro
                                                   -------                      --------      --------                         ---
                                         CFW         PCS             R&B        Alliance      Alliance       Pro Forma      Forma As
                                         ---         ---             ---        --------      --------       ---------      --------
                                      Historical  Historical     Historical    Historical    Historical     Adjustments (a) Adjusted
                                      ---------   ----------     ----------    ----------    ----------     --------------- --------
      ASSETS
Current assets
  Cash and cash equivalents .....     $     311     $     269     $   9,421     $      65     $  15,071     $  34,145      $  59,282

  Accounts receivable, net ......        14,091         4,568         2,389         2,032         1,601        (3,230)        21,451

  Other receivables .............         5,841           316         2,681            --            --         4,650         13,488

  Inventories, materials and
   supplies .....................           960            94           266         9,098           767           (57)        11,128

  Prepaid expenses and other ....           882           859           176           429            55            --          2,401
                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

  Total current assets ..........        22,085         6,106        14,933        11,624        17,494        35,508        107,750

Restricted cash .................            --            --            --            --            --        69,121         69,121

Securities and investments ......        36,949            --        17,583            --            --         2,123         56,655

Subordinated capital
 certificates ...................            --            --            --         4,529         2,518        (7,047)            --

Property and equipment, net .....       129,148       133,659        25,125        99,382        42,975        (8,556)       421,733

Other assets
  Cost in excess of net assets of
   business acquired ............        23,956            --            --            --            --       528,220        552,176

  Other .........................         8,471           559         2,435           837         3,271        17,653         33,226
                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

   Total other assets ...........        32,427           559         2,435           837         3,271       545,873        585,402
                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

   Total assets .................     $ 220,609     $ 140,324     $  60,076     $ 116,372     $  66,258     $ 637,022     $1,240,661
                                      =========     =========     =========     =========     =========     =========      =========


  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
     (DEFICIT)
Current
liabilities
  Accounts payable ..............     $   8,601     $   2,645     $     559     $   5,659     $   6,353     $    (216)    $   23,601

  Current portion of long-term
   debt and capital lease
   obligations ..................          --           3,857           312            --            --            --          4,169

  Current portion of recognized
   losses in PCS ventures .......          --              --         1,318            --            --        (1,318)          --
  Other accrued liabilities .....        11,294         6,688         1,004         5,607         1,600          (679)        25,514
                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------
   Total current liabilities ....        19,895        13,190         3,193        11,266         7,953        (2,213)        53,284

Long-term debt ..................        44,362            --         7,466       116,119        51,547       302,760        522,254

Capital lease obligations .......            --        18,838            --            --            --            --         18,838

Long-term liabilities
  Deferred income taxes .........        27,684            --         8,737            --            --         5,297         41,718

  Retirement benefits ...........        11,155            --            --            --            --          (195)        10,960

  Long-term portion of
   recognized losses in PCS
   ventures .....................            --            --         5,130            --            --        (5,130)            --

  Other .........................         2,962         2,933         1,945         9,363        10,847          --           28,050

                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

   Total long-term liabilities ..        41,801         2,933        15,812         9,363        10,847           (28)        80,728

                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

Minority interests ..............         1,847            --            --            --            --        (1,543)           304

Series A preferred redeemable
membership interests ............            --            --            --        15,410            --       (15,410)          --
Series B redeemable preferred
stock ...........................            --            --            --            --            --       106,670        106,670

Series C redeemable preferred
stock ...........................            --            --            --            --            --       130,795        130,795

Shareholders' equity
(deficit)/members' equity
(deficit) .......................       112,704       105,363        33,605       (35,786)       (4,089)      115,991        327,788

                                      ---------     ---------     ---------     ---------     ---------     ---------      ---------

Total liabilities and
shareholders' equity ............     $ 220,609     $ 140,324     $  60,076    $  116,372     $  66,258     $ 637,022     $1,240,661

                                      =========     =========     =========     =========     =========     =========      =========

                           CFW COMMUNICATIONS COMPANY

               NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

The pro forma financial data have been derived by the application of pro forma adjustments to our historical financial statements as of the date noted.

(a) Pro forma adjustments to the Pro Forma Consolidated Balance Sheet are summarized in the following table (in thousands) and are described in the notes that follow.

                                                                                              Acquisition    Disposition
                                      Transaction   Repayment                 Alliance           of              of
                                       Fees and    of Existing  Merger with      Step        Richmond -       Directory   Total Net
                         Financing(1) Expenses(2)   Debt(3)       R&B(4)     Acquisition(5) Norfolk PCS(6)  Assistance(7) Adjustment
                         ------------ -----------  -----------  -----------  -------------- --------------  ------------- ----------
Cash and cash
  equivalents ........   $ 701,987   $ (40,075)    $(192,486)   $  (1,300)      $ (16,848)      $(436,937)    $  19,804   $  34,145
Accounts receivable,
  net ................          --          --            --           --              --          (1,212)       (2,018)     (3,230)

Other receivables ....          --       3,423           143           --              --              --         1,084       4,650
Inventories, materials
  and supplies .......          --          --            --           --              --              --           (57)        (57)

Restricted cash ......      69,121          --            --           --              --              --            --       69,121

Securities and
  investments ........          --          --            --         (959)          1,182            (596)        2,496        2,123

Subordinated capital
  certificates .......          --          --        (7,047)          --              --              --            --      (7,047)

Property and equipment,
  net ................          --          --            --           --              --          (2,724)       (5,832)     (8,556)

Cost in excess of net
  assets of business
  acquired ...........          --       4,500            --      109,650          33,683         380,387            --     528,220
Debt issuance
  costs ..............          --      18,025          (368)          --              --              --            (4)     17,653
Accounts payable .....          --          --            --           --              --            (125)          (91)       (216)

Current portion of
  recognized losses in
  PCS ventures .......          --          --            --           --          (1,318)             --            --      (1,318)

Other accrued
  liabilities ........          --          --          (274)       1,250              --            (274)       (1,381)       (679)

Long-term debt .......     502,019          --      (199,259)          --              --              --            --     302,760
Deferred income
  taxes ..............          --          --            --           --              --           5,835          (538)      5,297
Retirement benefits ..          --          --            --           --              --              --          (195)       (195)

Long-term portion of
  recognized losses in
  PCS ventures........          --          --            --           --          (5,130)             --            --      (5,130)

Minority interests ...          --          --            --         (959)             --            (584)           --      (1,543)

Redeemable Series A
  preferred membership
  interests ..........          --          --            --           --         (15,410)             --            --     (15,410)

Series B redeemable
  preferred stock ....     110,608      (3,938)           --           --              --              --            --     106,670
Series C redeemable
  preferred stock ....     135,607      (4,812)           --           --              --              --            --     130,795
Shareholders' equity
  (deficit)/members'
  interests/
  (deficit) ..........      22,874      (5,377)         (225)     107,100          39,875         (65,934)       17,678     115,991

(1) The adjustments relate to this offering, the new senior credit facility and the sale of our preferred stock as follows (in thousands):

Senior secured Term Loans B and C .............    $150,000
Senior notes offered hereby (i), (ii) .........     276,108
Subordinated notes due 2011 (iii) .............      95,000
New preferred stock(iv) .......................     250,000
                                                   --------
Total financing ...............................    $771,108
                                                   ========

     (i) Approximately $69.1 million will be placed in escrow and will be used to fund the first four interest payments on the notes.

     (ii) The issuance of $280.0 million principal amount of senior notes and warrants to purchase 504,000 shares of common stock for $276.1 million in cash will be allocated as $269.2 million debt and $6.9 million common equity.

     (iii) The issuance of $95.0 million principal amount of subordinated notes and warrants to purchase 300,000 shares of common stock for $95.0 million in cash will be allocated as $82.8 million debt and $12.2 million common equity.

     (iv) The issuance of $250.0 million of our preferred stock and warrants to purchase 500,000 shares of common stock will be allocated as $246.2 million preferred equity and $3.8 million common equity.

(2) The portion of estimated cash expenses attributable to our new senior credit facility and the notes totals $18.0 million and will be recorded as deferred financing costs and will be amortized over the expected life of the debt to be issued. Such estimated debt issuance costs include estimated fees and expenses payable to banks, placement agents, outside professionals and related advisors. Additionally, $4.5 million of estimated transaction expenses have been recorded as goodwill related to the merger with R&B Communications and the acquisition of Richmond-Norfolk PCS. The remaining $17.6 million of estimated cash expenses represent $8.8 million of costs associated with the sale of our preferred stock, $5.6 million ($3.4 million, net of $2.2 million tax) of costs associated with a bridge commitment fee, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses and $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium.

(3) The adjustments include the repayment of existing indebtedness and related accrued interest and the write-off of capitalized debt issuance costs of the combined companies as follows (in thousands):

     CFW ................................     $42,972
     Virginia Alliance...................     104,740
     West Virginia Alliance..............      51,547
                                          -----------
          Debt to be refinanced..........     199,259
     Subordinated capital certificates...      (7,047)
     Accrued interest....................         274
                                          -----------
          Total use of cash..............    $192,486
                                          ===========




     The related unamortized deferred loan costs of $368,000 ($225,000, net of $143,000 tax) related to the existing indebtedness of the combined companies will be written off as an extraordinary charge upon the repayment of existing indebtedness.

(4) Represents the merger with R&B Communications for 3.7 million of our common shares at $37.86 per share (the average of our closing common stock price for the two days prior to announcement and two days subsequent to announcement). The actual number of shares to be issued in the merger is based on the exchange ratio of 60.27 of our shares to one share of R&B Communications. The adjustment to common equity and the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

     Fair value of CFW common stock issued........     $140,705
     Less: R&B Communications, net assets.........       33,605
                                                       --------
          Net adjustment to common equity.........      107,100
     Transaction expenses.........................        1,300
     Covenant not to compete......................        1,250
                                                       --------
          Net adjustment to goodwill..............     $109,650
                                                       ========

     We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if

                           CFW COMMUNICATIONS COMPANY
     applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

     The adjustment also eliminates the $959,000 investment held by us in certain R&B PCS licenses.

(5) Represents the purchase accounting adjustments necessary to reflect the consolidation of the Virginia and West Virginia Alliances. A controlling interest in the Alliances will be obtained through (i) the merger with R&B Communications, (ii) the contribution of additional common equity capital to the Virginia Alliance and the related redemption of Series A preferred membership interests, and (iii) the conversion of our and R&B Communications' Series B preferred membership interests into common membership interests. Following these transactions, we will own approximately 91.1% and 78.9% of the Virginia Alliance and the West Virginia Alliance, respectively. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired is as follows (in thousands):

     Cash paid for redemption of Series A preferred stock.......    $16,848
     Less: Carrying value of Series A preferred stock...........    (15,410)
     Elimination of negative investment balance.................     (7,630)
     Elimination of historical net equity deficit of Alliances.      39,875
                                                                    -------
          Net adjustment to goodwill............................    $33,683
                                                                    =======



     We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

(6) Represents the purchase of Richmond-Norfolk PCS for (i) $407.3 million in cash, (ii) the assumption of $20.0 million of lease obligations, (iii) the disposition of our 22% interest in RSA 5 and (iv) the disposition of the analog assets and operations of RSA 6. Prior to consummation of the Transactions, we will purchase the 15.9% of the RSA 6 membership interest that we do not own for $10.8 million. The adjustment to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired and common equity is as follows (in thousands):

                           CFW COMMUNICATIONS COMPANY

     Cash paid to PrimeCo......................................     $407,250
     Fair value of RSA 6 analog assets and operations..........       75,000
     Fair value of 22% of RSA 5................................        3,500
                                                                    --------
          Total purchase consideration.........................      485,750
     Less:
     Historical net equity of Richmond-Norfolk PCS.............     (105,363)
                                                                    --------
          Net adjustment to goodwill...........................     $380,387
                                                                    ========
     Fair value of RSA 6 analog assets and operations..........      $75,000
     Fair value of 22% of RSA 5................................        3,500
     Less: Book value of RSA 6 and RSA 5.......................      (14,340)
                                                                   ---------
          Pre-tax gain on disposition of RSA 6 and RSA 5.......       64,160
     Cash taxes on gain........................................      (18,896)
     Deferred tax liability....................................       (5,835)
     Historical net equity of Richmond-Norfolk PCS.............     (105,363)
                                                                   ----------
          Net adjustment to common equity......................    $ (65,934)
                                                                   =========

     We have preliminarily referred to the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired as goodwill. The final allocation of the excess purchase price over net identifiable assets, to be determined by an independent appraiser subsequent to close, will include, if applicable, recognition of adjustments of the tangible assets and liabilities to their fair values, the fair value of identifiable intangible assets, including FCC licenses, intellectual property and residual goodwill. We have assumed an average amortization period of 20 years for goodwill for illustrative purposes.

     The net adjustment to cash includes the sum of (i) $407.3 million cash paid to PrimeCo, (ii) $10.8 million paid to acquire the minority interest in RSA 6, and (iii) $18.9 million of cash taxes paid on the gains from disposition of RSA 6 and RSA 5. The remaining adjustments include the elimination of the historical assets and liabilities of RSA 6 and the equity interest in RSA 5.

(7) Includes the disposition of the directory assistance operations to telegate AG for $35.5 million, consisting of $32.0 million in cash and common stock of telegate AG with a fair value of $3.5 million. Substantially all of the assets and liabilities of the business, with the exception of certain land and buildings, will be sold in the transaction. The net adjustment to common equity for the gain on the related disposition is as follows (in thousands):

     Cash proceeds..............................    $32,000
     Fair value of stock consideration..........      3,500
                                                    -------
          Total consideration...................     35,500
     Cash taxes on gain.........................    (12,196)
     Net book value of assets sold..............     (5,626)
                                                    --------
          Net adjustment to common equity.......    $17,678
                                                    =======

     The net adjustment to cash includes the cash proceeds of $32.0 million, less $12.2 million of cash taxes paid on the gain on disposition of the directory assistance operations. The remaining adjustments include the elimination of the historical assets and liabilities of the directory assistance operations and the receipt of $3.5 million in stock consideration.

                           CFW COMMUNICATIONS COMPANY

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      for the Year Ended December 31, 1999

                 (in thousands, except per share amounts)


                                                                  Acquisitions
                                                ------------------------------------------------
                                                Richmond-                                West
                                                 Norfolk                  Virginia     Virginia
                                      CFW          PCS          R&B        Alliance     Alliance     Pro Forma    Pro Forma
                                   Historical   Historical   Historical   Historical   Historical   Adjustments   As Adjusted
                                   ----------   ----------   ----------   ----------   ----------   -----------   -----------
Operating revenues:
  Wireless communications.........  $ 21,692    $  50,456     $  1,257    $  13,377    $   2,989    $ (14,986)(a)  $   74,785
  Wireline communications.........    44,110          --        14,500          --           --          --            58,610
  Directory assistance............    12,104          --           --           --           --       (12,104)(a)         --
  Other communications services...     4,028          --         1,012          --           --          --             5,040
                                    --------    ---------     --------    ---------    ---------    ---------       ---------
                                      81,934       50,456       16,769       13,377        2,989      (27,090)        138,435
                                    --------    ---------     --------    ---------    ---------    ---------       ---------

Operating expenses:
  Cost of sales...................     8,143       15,137          --         5,864        3,065       (5,660)(a)      26,549
  Maintenance and support.........    16,609       10,498        4,917        6,638        4,130       (1,099)(a)      41,693
  Depreciation and amortization...    12,623       13,866        2,808        7,770        2,068       24,477 (b)      63,612
  Asset impairment charge.........     3,951          --           --           --           --          --             3,951
  Customer operations.............    19,870       25,705        2,031        8,685        4,094      (10,576)(a)      49,809
  Corporate operations............     7,216        7,315        2,356        2,517        1,743         (981)(a)      20,166
                                    --------    ---------     --------    ---------    ---------    ---------       ---------
                                      68,412       72,521       12,112       31,474       15,100        6,161         205,780
                                    --------    ---------     --------    ---------    ---------    ---------       ---------

Operating income (loss)...........    13,522      (22,065)       4,657      (18,097)     (12,111)     (33,251)        (67,345)
Other income (expenses):
  Interest expense, net...........      (905)      (1,462)        (348)      (8,042)      (1,176)     (61,693)(c)     (73,626)
  Net equity income (loss) from
    PCS and other wireless
    investees.....................   (11,186)         --        (9,652)         --           --        21,357 (d)         519
  Gain/(loss) on sale of assets...     8,318         (806)         252          --           --           --            7,764
  Other income (expense)..........       --          (171)         --           --           --         2,291 (e)       2,120
                                    --------    ---------     --------    ---------    ---------    ---------       ---------
                                      (3,773)      (2,439)      (9,748)      (8,042)      (1,176)     (38,045)        (63,223)
                                    --------    ---------     --------    ---------    ---------    ---------       ---------

Income (loss) before income taxes
  and minority interest...........     9,749      (24,504)      (5,091)     (26,139)     (13,287)     (71,296)       (130,568)
Income taxes (benefit)............     2,868          --          (917)         --           --       (40,614)(f)     (38,663)
                                    --------    ---------     --------    ---------    ---------    ---------       ---------
Income (loss) before minority
  interests.......................     6,881      (24,504)      (4,174)     (26,139)     (13,287)     (30,682)        (91,905)
Minority interests................      (388)         --           --           --           --           388 (a)         --
                                    --------    ---------     --------    ---------    ---------    ---------       ---------
Net income (loss).................  $  6,493    $ (24,504)    $ (4,174)   $ (26,139)   $ (13,287)   $ (30,294)      $ (91,905)
                                    ========    =========     ========    =========    =========    =========       =========
Dividend requirements on preferred
 stock...........................        --           --           --           --           --     $  18,598 (g)   $  18,598
                                                                                                    =========       =========
Income (loss) applicable to common
  shares..........................       --           --           --           --           --           --       $ (110,503)
                                                                                                                   ==========
Net loss per common share--basic...      --           --           --           --           --           --       $    (6.60)
                                                                                                                   ==========
Average shares outstanding--basic.                                                                                     16,742
Other Data:
  EBITDA(h).......................    30,096       (8,199)       7,465      (10,327)     (10,043)      (8,774)            218
  Depreciation and amortization...    12,623       13,866        2,808        7,770        2,068       24,477          63,612
  Interest expense paid or payable
    in cash.......................       905        1,462          685        8,304        1,176       56,743          69,275
Cash flows provided (used in):
    Operating activities..........    31,547       (6,955)       7,680      (22,926)     (12,478)     (65,768)        (68,900)
    Investing activities..........   (42,843)     (12,455)      (5,804)     (23,202)     (26,306)         --         (110,610)
    Financing activities..........    11,452       19,832         (568)      46,132       38,781          --          115,629
  Pro forma deficiency of earnings
    to fixed charges..............                                                                                   (131,087)

                           CFW COMMUNICATIONS COMPANY

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 for the Three Months Ended March 31, 1999

                 (in thousands, except per share amounts)



                                                                         Acquisitions
                                                ----------------------------------------------------
                                                 Richmond -               Virginia      West Virginia
                                      CFW       Norfolk PCS      R&B       Alliance        Alliance       Pro Forma      Pro Forma
                                   Historical   Historical    Historical  Historical      Historical     Adjustments    As Adjusted
                                   -----------   ----------  ----------  --------------   -----------    ------------  -------------
Operating revenues:
  Wireless communications......    $  5,049        $11,981      $  344      $   2,785      $    233       $ (3,596)(a)   $ 16,796
  Wireline communications......       9,802            --        3,455            --            --             --          13,257
  Directory assistance.........       2,874            --          --             --            --          (2,874)(a)        --
  Other communications
    services...................       1,044            --          127            --            --             --           1,171
                                   --------        -------      ------      ---------      --------       --------       --------
                                     18,769         11,981       3,926          2,785           233         (6,470)        31,224
                                   --------        -------      ------      ---------      --------       --------       --------

Operating expenses:
  Cost of sales................       1,752          4,163         --           1,726           251         (1,230)(a)      6,662
  Maintenance and support......       3,296          2,689         693          1,341           785           (264)(a)      8,540
  Depreciation and
    amortization...............       2,811          3,348         670          2,168           268          6,122 (b)     15,387
  Asset impairment charge......         --             --          --             --            --             --             --
  Customer operations..........       4,567          7,080         626          1,719           692         (2,549)(a)     12,135
  Corporate operations.........       1,650          2,052         577            641           408           (238)(a)      5,090
                                   --------        -------      ------      ---------      --------       --------       --------
                                     14,076         19,332       2,566          7,595         2,404          1,841         47,814
                                   --------        -------      ------      ---------      --------       --------       --------

Operating income (loss)........       4,693         (7,351)      1,360         (4,810)       (2,171)        (8,311)       (16,590)
Other income (expenses):
  Interest expense, net........        (212)          (372)        (52)        (1,723)           (8)       (16,045)(c)    (18,412)
  Net equity income (loss)
    from PCS and other
    wireless investees.........      (2,278)           --       (2,045)           --            --           4,453 (d)        130
  Gain/(loss) on sale of
    assets.....................         --            (169)        --             --            --             --            (169)
  Other income (expense).......         --             --          --             --            --             573 (e)        573
                                   --------        -------      ------      ---------      --------       --------       --------
                                     (2,490)          (541)     (2,097)        (1,723)           (8)       (11,019)       (17,878)
                                   --------        -------      ------      ---------      --------       --------       --------

Income (loss) before income
  taxes and minority
  interest.....................       2,203         (7,892)       (737)        (6,533)       (2,179)       (19,330)       (34,468)
Income taxes (benefit).........         774            --         (298)           --            --         (11,326)(f)    (10,850)
                                   --------        -------      ------      ---------      --------       --------       --------
Income (loss) before
  minority interests...........       1,429         (7,892)       (439)        (6,533)       (2,179)        (8,004)       (23,618)

Minority interests.............         (89)           --          --             --            --              89 (a)        --
                                   --------        -------      ------      ---------      --------       --------       --------
Net income (loss)..............    $  1,340        $(7,892)     $ (439)     $  (6,533)     $ (2,179)      $ (7,915)      $(23,618)
                                   ========        =======      ======      =========      ========       ========       ========
Dividend requirements on
  preferred stock..............         --             --          --             --            --        $  4,574 (g)   $  4,574
                                                                                                          ========       ========
Income (loss) applicable
  to common shares.............         --             --          --             --            --             --        $ (28,192)
Net loss per common                                                                                                      =========
  share--basic.................         --             --          --             --            --             --        $   (1.69)
                                                                                                                         =========
Average shares outstanding--
  basic........................         --             --          --             --            --             --           16,722
Other Data:
  EBITDA(h)....................       7,504         (4,003)      2,030         (2,642)       (1,903)        (2,189)         (1,203)
  Depreciation and
    amortization...............       2,811          3,348         670          2,168           268          6,122          15,387
  Interest expense paid or
    payable in cash............         212            372         112          1,723           162         14,745          17,326
  Cash flows provided
    (used in):
    Operating activities.......       6,260         (4,049)        621         (7,106)       (2,550)       (16,997)        (23,821)
    Investing activities.......     (13,659)          (607)     (2,522)        (7,326)       (4,485)           --          (28,599)
    Financing activities.......       7,398          4,799        (324)        14,434         7,035            --           33,342
    Pro forma deficiency of
      earnings to fixed
      charges..................                                                                                            (34,598)

                           CFW COMMUNICATIONS COMPANY

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 for the Three Months Ended March 31, 2000
                 (in thousands, except per share amounts)


                                                                     Acquisitions
                                                 ----------------------------------------------------
                                                 Richmond-                                   West
                                                  Norfolk                   Virginia       Virginia
                                       CFW          PCS         R&B         Alliance       Alliance       Pro Forma      Pro Forma
                                   Historical    Historical  Historical    Historical     Historical     Adjustments    As Adjusted
                                   -----------   ----------  ----------  --------------   -----------    -----------    -----------
Operating revenues:
  Wireless communications.......    $  5,880      $ 13,330    $   355       $  4,789        $  2,458       $ (3,853)(a)  $   22,959
  Wireline communications.......      13,875           --       3,990            --              --            --            17,865
  Directory assistance..........       3,332           --         --             --              --          (3,332)(a)         --
  Other communications
    services....................         856           --         199            --              --             --            1,055
                                    --------      --------    -------       --------        ---------      --------      ----------
                                      23,943        13,330      4,544          4,789           2,458         (7,185)         41,879
                                    --------      --------    -------       --------        ---------      --------      ----------

Operating expenses:
  Cost of sales.................       2,367         4,242        --           2,210           2,167         (1,551)(a)       9,435
  Maintenance and support.......       5,877         2,637      1,208          1,981           1,405           (342)(a)      12,766
  Depreciation and
    amortization................       3,706         3,111        817          2,075             702          5,872 (b)      16,283
  Asset impairment charge.......         --            --         --             --              --            --               --
  Customer operations...........       5,361         6,886        777          2,392           1,682         (2,572)(a)      14,526
  Corporate operations..........       2,359         1,709        689            775             459           (247)(a)       5,744
                                    --------      --------    -------       --------        ---------      --------      ----------
                                      19,670        18,585      3,491          9,433           6,415          1,160          58,754
                                    --------      --------    -------       --------        ---------      --------      ----------
Operating income (loss).........       4,273        (5,255)     1,053         (4,644)         (3,957)        (8,345)        (16,875)
Other income (expenses):
  Interest expense, net.........        (482)         (359)       (41)        (2,681)           (848)       (13,995)(c)     (18,406)
  Net equity income (loss) from
    PCS and other wireless
    investees...................      (3,625)          --      (3,080)           --              --           6,838 (d)         133
  Gain/(loss) on sale of
    assets......................         --             24        --             --              --            --                24
  Other income (expense)........         --            --         --             --              --             573 (e)         573
                                    --------      --------    -------       --------        ---------      --------      ----------
                                      (4,107)         (335)    (3,121)        (2,681)           (848)        (6,584)        (17,676)
                                    --------      --------    -------       --------        ---------      --------      ----------

Income (loss) before income
  taxes and minority interest...         166        (5,590)    (2,068)        (7,325)         (4,805)       (14,929)        (34.551)

Income taxes (benefit)..........          44           --        (842)           --              --          (9,120)(f)      (9,918)
                                    --------      --------    -------       --------        ---------      --------      ----------
Income (loss) before minority
  interests.....................          122       (5,590)    (1,226)        (7,325)         (4,805)        (5,809)        (24,633)
Minority interests..............         (74)          --         --             --              --              74 (a)         --
                                    --------      --------    -------       --------        ---------      --------      ----------
Net income (loss)...............    $     48      $ (5,590)  $ (1,226)      $ (7,325)       $ (4,805)      $ (5,735)     $  (24,633
                                    ========      ========    =======       ========        =========      ========      ==========

Dividend requirements on
  preferred stock...............                                                                           $  4,887 (g)   $   4,887
                                                                                                           ========       =========
Income (loss) applicable to
  common shares ................                                                                                          $ (29,520)
                                                                                                                          =========
Net loss per common share--
  basic.........................                                                                                          $   (1.76)
                                                                                                                          =========
Average shares outstanding--
  basic.........................                                                                                             16,767
                                                                                                                          =========
Other Data:
  EBITDA(h).....................       7,979        (2,144)     1,870         (2,569)         (3,255)        (2,473)           (592)
  Depreciation and
    amortization................       3,706         3,111        817          2,075             702          5,872          16,283
  Interest expense paid or
    payable in cash.............         482           359        108          2,681             896         12,793          17,319
  Cash flows provided
    (used in):
    Operating activities........       5,712        (4,024)     2,025         (5,808)         (1,433)       (15,329)        (18,857)

    Investing activities........     (11,157)       (1,544)      (474)        14,724          14,301            --           15,850
    Financing activities........       5,558         5,415       (348)        (8,915)          2,195            --            3,905
    Pro forma deficiency of
     earnings to fixed
     charges....................                                                                                           (34,684)

                          CFW COMMUNICATIONS COMPANY

         NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     The pro forma adjustments to the Statement of Operations exclude $5.6 million ($3.4 million, net of $2.2 million tax) related to a bridge commitment fee, $368,000 ($225,000, net of $143,000 tax) write-off of deferred loan costs associated with existing indebtedness, $64.1 million ($39.4 million, net of $24.7 million tax) gain on disposition of RSA 5 and the analog assets and operations of RSA 6, $29.9 million ($17.7 million, net of $12.2 million tax) gain on disposition of the directory assistance operations, $2.4 million ($1.5 million, net of $.9 million tax) of costs associated with one-time transaction expenses and $.8 million ($.5 million, net of $.3 million tax) of costs associated with the debt prepayment premium. Such amounts represent non-recurring items that we anticipate will be recorded in our Consolidated Statement of Operations primarily during the third and fourth quarters of 2000.

(a) The pro forma adjustments to revenue, cost of goods sold, operating expenses and minority interest represent (i) the elimination of operating results associated with the disposition of the analog assets and operations of RSA 6 and the disposition of the directory assistance operations, (ii) the elimination of certain intercompany revenues and expenses between combining companies, and (iii) incremental rent expense associated with the sale of certain tower assets that occurred in the first quarter of 2000 and the subsequent leaseback of such tower assets.

(b)  The pro forma adjustment to depreciation and amortization expense reflects
     (i) the elimination of historical depreciation expense associated with the sale of certain tower assets that occurred in the first quarter of 2000, the disposition of RSA 6 and the directory assistance operations, and (ii) the application of purchase accounting to R&B Communications, Richmond-Norfolk PCS and the Alliances.

                                                                Year Ended
                                                                ----------
                                                             December 31, 1999   Three Months Ended
                                                             -----------------   ------------------
                                                               March 31, 1999      March 31, 2000
                                                             -----------------   ------------------
                                                                                   (in thousands)
     Historical depreciation elimination:
          Tower asset sales............................         $     (759)      $   (223)    $(403)
          RSA 6........................................               (316)           (77)      (84)
          Directory assistance operations..............               (859)          (181)     (244)
                                                                -----------      ---------    -------
                                                                $   (1,934)      $   (481)    $ (731)
                                                                -----------      ---------    -------
     Purchase accounting(1):
          R&B Communications...........................         $    5,483       $  1,371     $1,371
          Richmond-Norfolk PCS.........................             19,019          4,755      4,755
          Transaction expenses.........................                225             56         56
          Alliances....................................              1,684            421        421
                                                                -----------      -------      -------
                                                                $   26,411       $  6,603     $6,603
                                                                -----------      ---------    -------
     Total depreciation and amortization expense
          adjustment...................................         $   24,477       $  6,122     $5,872
                                                                ===========      =========    =======

-----------
     (1) The merger with R&B Communications, the acquisition of Richmond-Norfolk PCS and the consolidation of the Alliances will be accounted for as purchases. Under purchase accounting, the total purchase cost will be allocated to the assets acquired and liabilities assumed, based on valuations and other studies, as of the date of acquisition. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included in this document. For pro forma purposes, the preliminary goodwill balance is being amortized over 20 years.

(c) The pro forma adjustment to interest expense reflects our new senior credit facility, senior notes, subordinated notes, retained indebtedness, amortization of related debt issuance costs and accretion of the debt discount less the historical interest expense on debt repaid.

                             CFW COMMUNICATIONS COMPANY

     A .125% increase or decrease in the assumed interest rate applicable to our new senior credit facility, senior notes and subordinated notes would change the pro forma interest expense and income before taxes by $657,000 for the year ended December 31, 1999 and $165,000 for the three months ended March 31, 2000 and 1999.

(d) Represents the elimination of the equity losses related to the Alliances, previously recorded by us and R&B Communications. After the transactions are complete, we will control the Alliances. The Alliances' income statements will therefore be consolidated with us. See note (5) to unaudited pro forma balance sheet for further explanation.

(e) Includes (i) rental income earned on the assets excluded from the disposition of the directory assistance operations, and (ii) amortization of the deferred gain from the sale and leaseback of certain tower assets.

(f) Includes the tax effect of the pro forma adjustments and the consolidation of the Alliances and Richmond-Norfolk PCS at the applicable effective tax rate.

(g) Represents the 8 1/2% per annum dividend on the Series B preferred stock and the 5 1/2% per annum dividend on the Series C preferred stock, which both accrete semi-annually, plus the accretion of the discount related to the 500,000 warrants and transaction expenses related to the sale of our preferred stock. This calculation assumes shareholder approval. In the absence of shareholder approval, our Series D preferred stock will remain outstanding, which would result in total preferred dividends of $30.7 million for the year ended December 31, 1999 and $8.4 million and $7.4 million for the three months ended March 31, 2000 and 1999, respectively. See "Certain Transactions" for a discussion of our preferred stock.

(h) EBITDA is defined, for any period, as earnings before income taxes and minority interest, interest expense, interest income, depreciation and amortization, gain (loss) on sale of fixed assets, net equity income (loss) from investees and asset impairment charges. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, both of which are determined in accordance with generally accepted accounting principles, or as a measure of liquidity. Because it is not calculated under generally accepted accounting principles, our EBITDA may not be comparable to similarly titled measures used by other companies.

     Pro forma EBITDA is calculated as follows:

                                                                       Year Ended
                                                                       ----------
                                                                    December 31, 1999      Three Months Ended
                                                                    -----------------     --------------------
                                                                                          March 31,  March 31,
                                                                                          ---------  ---------
                                                                                            1999       2000
                                                                                            ----       ----
                                                                                (in thousands)
     Pro forma net loss before income taxes and minority
        interest..............................................        $  (130,568)       $(34,468)   $(34,551)
     Adjustments:
          Other income........................................             (2,120)           (573)       (573)
          (Gain) loss on sale of fixed assets.................             (7,764)            169         (24)
          Net equity income from other wireless investees.....               (519)           (130)       (133)
          Interest expense, net...............................             73,626          18,412      18,406
          Asset impairment charge.............................              3,951             --          --
          Depreciation and amortization.......................             63,612          15,387      16,283
                                                                      ------------       ---------   ---------
     Pro forma EBITDA.........................................        $       218        $ (1,203)   $   (592)
                                                                      ============       =========   =========

(c) Exhibits.

    EXHIBIT NUMBER                           DESCRIPTION
    --------------                           -----------

         2.1 Asset Exchange Agreement dated as of May 17, 2000 between Virginia RSA 6 Cellular Limited Partnership and PrimeCo PCS, L.P. (incorporated herein by reference to Exhibit
                      10.2 of CFW's Form 8-K filed May 25, 2000)

         3.1 Articles of Amendment to the Articles of Incorporation of CFW to create Senior Cumulative Convertible Preferred Stock Series B

         3.2 Articles of Amendment to the Articles of Incorporation of CFW to create Senior Cumulative Convertible Preferred Stock Series C and D

         4.1 Senior Notes Indenture dated as of July 26, 2000 between CFW and The Bank of New York

         4.2 Subordinated Notes Indenture dated as of July 26, 2000 between CFW and The Bank of New York

         4.3 Warrant Agreement dated as of July 26, 2000 between CFW and The Bank of New York

         4.4 Warrant Agreement dated as of July 26, 2000 between CFW and WCAS Capital Partners III, L.P.

         4.5 Warrant Agreement dated as of July 11, 2000 between CFW and Welsh, Carson, Anderson & Stowe VIII, L.P. and other Purchasers as set forth on Schedule I

         4.6 Amended and Restated Shareholders Agreement dated as of July 26, 2000 between CFW and Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P., and other Persons as listed on the signature page

         4.7 Amendment No. 1 to the Rights Agreement, dated as of February 26, 2000, between CFW and Registrar and Transfer Company

         23.1         Consent of PricewaterhouseCoopers LLP

         99.1 Press Release dated July 25, 2000 regarding the private sale of Senior Notes and Subordinated Notes

         99.2 Press Release dated July 26, 2000 regarding the acquisition of PrimeCo's PCS licenses, assets and operations in the Richmond and Hampton Roads areas of Virginia

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CFW COMMUNICATIONS COMPANY
                                       (Registrant)


                                    By:  /s/ Michael B. Moneymaker
                                       -----------------------------------------
                                       Michael B. Moneymaker
                                       Senior Vice President and Chief Financial
                                       Officer, Treasurer and Secretary


Date: August 4, 2000